Exhibit 4.30

$150,000,000

CLEAN HARBORS, INC.

11¼% Senior Secured Notes Due 2012

PURCHASE AGREEMENT

June 17, 2004

CREDIT SUISSE FIRST BOSTON LLC

GOLDMAN, SACHS & CO.

c/o	Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Clean Harbors, Inc., a Massachusetts corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) $150,000,000 aggregate principal amount of its 11¼% Senior Secured Notes Due 2012 (the “Offered Securities”) to be issued under an indenture dated as of June 30, 2004 (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”).

The Offered Securities will be unconditionally guaranteed (the “Subsidiary Guarantees”) on a senior secured basis by the Company’s domestic subsidiaries listed on the signature page hereof (collectively, the “Guarantors”). The Company and the Guarantors to be party to the Indenture on the Closing Date (as defined below) are referred to collectively as the “Issuers.”

The holders of the Offered Securities will be entitled to the benefits of the Security Documents (as defined in the Indenture) and a Registration Rights Agreement dated as of June 30, 2004, among the Issuers and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Issuers agree to file a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) with the Securities Exchange Commission (the “Commission”) registering the offering of senior notes (the “Exchange Securities”) identical in all material respects to the Offered Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) to be offered in exchange for the Offered Securities (the “Exchange Offer”) and, if required by the Registration Rights Agreement, a shelf registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Offered Securities.

Pursuant to the Security Documents, the Issuers have agreed, among other things, to grant to Credit Suisse First Boston, acting through its Cayman Islands Branch, as collateral agent (the “Collateral Agent”), for the benefit of the Trustee and the holders of the Offered Securities a second priority security interest in and lien on the Collateral (as defined in the Security Agreement described in Section 2(oo)), subject to certain exceptions and otherwise in accordance with the terms of the Indenture and the Security Documents and as described in the Offering Circular.

The Issuers, jointly and severally, hereby agree with the several Purchasers as follows:

2. Representations and Warranties of the Company. The Issuers, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

(a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuers. Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities including such documents that are incorporated by reference therein are hereinafter collectively referred to as the “Offering Document.” On the date of this Agreement and the Closing Date, the Offering Document does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b) The Offered Securities have been duly authorized by the Issuers and, when delivered and paid for pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered (assuming due authentication of the Offered Securities by the Trustee) and will conform to the description thereof contained in the Offering Document and will constitute valid and legally binding obligations of the Company entitled to the benefits provided in the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The Subsidiary Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the terms of the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) The Exchange Securities have been duly authorized by the Issuers; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) The Subsidiary Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(g) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company.

(h) Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified or to be in good standing would not have a Material Adverse Effect (as thereafter defined); all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and, except to the extent otherwise provided under the laws of the jurisdictions in which certain of the foreign subsidiaries of the Company are organized, nonassessable; and the capital stock or other equity interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens permitted by the Indenture and the Security Documents.

(i) The Indenture has been duly authorized by each Issuer; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by each Issuer and will conform to the description in the Offering Document and the Indenture will constitute a valid and legally binding obligation of each of the Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA” or “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(k) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered by each Issuer, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Document.

(l) The Security Documents and the consummation by each of the Issuers of the transactions contemplated thereby have been duly authorized by each of the Issuers and, when the Security Documents are executed and delivered, each of the Security Documents will constitute a valid and legally binding agreement of each such Issuer, enforceable in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. On the Closing Date, the Security Documents will conform as to legal matters to the description thereof in the Offering Document.

(m) After consultation with counsel, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

(n) Except for certain registration rights held by the holders of the Company’s outstanding redeemable Series C convertible preferred stock (the “Series C Preferred Stock”) (which shall terminate upon the redemption of the Series C Preferred Stock on the Closing Date) and certain registration rights which shall be granted to such holders with respect to the warrants such holders shall receive as part of the redemption of the Series C Preferred Stock as described in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Offered Securities and Subsidiary Guarantees registered pursuant to any Registration Statement.

(o) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between any Issuer and any person that would give rise to a valid claim against any Issuer or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(p) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Offering Document in connection with the issuance and sale of the Offered Securities by the Company except (x) as may be required under state securities laws and (y) for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective.

(q) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, the Security Documents and the issuance and sale of the Offered Securities and the Subsidiary Guarantees and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any Issuer or any subsidiary of such Issuer or any of their properties, or any agreement or instrument to which any Issuer or any such subsidiary is a party or by which any Issuer or any such subsidiary is bound or to which any of the properties of any Issuer or any such subsidiary is subject, or the charter or by-laws of any Issuer or any such subsidiary, and each Issuer has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and each Guarantor has full power and authority to authorize, issue and sell its Subsidiary Guarantee.

(r) This Agreement has been duly authorized, executed and delivered by each Issuer.

(s) Except as disclosed in the Offering Document, the Issuers and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, and good and marketable title to all leasehold estates in such property leased by them, free and clear of all liens, encumbrances or restrictions, except for liens permitted by the Indenture and the Security Documents.

(t) The Issuers and their respective subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuers or any of their subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuers and their subsidiaries taken as a whole (“Material Adverse Effect”).

(u) No labor dispute with the employees of the Issuers or any of their respective subsidiaries exists or, to the knowledge of any Issuer, is imminent that might have a Material Adverse Effect.

(v) The Issuers and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuers or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(w) Except as disclosed in the Offering Document and as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Issuers and each of their respective subsidiaries is in compliance with, and not subject to liability under, Environmental Law (as defined below), (B) each of the Issuers and each of their respective subsidiaries has made all filings, and provided all financial assurances and notices, required under Environmental Law, and has, and is in compliance with, all permits required under Environmental Law and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, written notice of violation, proceeding, notice or demand letter or written request for information pending or, to the knowledge of the Issuers, threatened, or, to the knowledge of the Issuers, investigation threatened or pending, against any of the Issuers or any of their respective subsidiaries under Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any asset, facility or property owned, operated, leased or controlled by any of the Issuers or any of their respective subsidiaries, (E) none of the Issuers or any of their respective subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable Environmental Law, (F) no property or facility of any of the Issuers or any of their respective subsidiaries is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or (iii) listed on any comparable list of sites known or suspected to be contaminated with Hazardous Material (as defined below) as maintained by any governmental authority, (G) neither any of the Issuers nor any of their respective subsidiaries is conducting or financing an investigation, or response, corrective or other action pursuant to Environmental Law at any site or facility, nor is any of them subject to or party to any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action nor has any of them assumed by contract or agreement any obligation or liability under Environmental Law, and (H) there are no past or present events, activities, operations, occurrences or conditions which could reasonably be expected to prevent or interfere with compliance by any of the Issuers or any of their respective subsidiaries with, or result in liability of any of them under, Environmental Law (including, without limitation, any capital or operating expenditures required for cleanup, closure or compliance with Environmental Law, any constraints on operating activities and any potential liability to third parties).

For purposes of this Agreement, “Environmental Law” means the common law and all applicable federal, provincial, state and local laws or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety, the environment or natural resource damages including, without limitation, those relating to (i) emissions, discharges, releases or threatened releases of Hazardous Material in or into the environment (including, without limitation, ambient air, surface water, groundwater, drinking water, land surface or subsurface strata, and natural resources such as wetlands, flora and fauna) or exposure thereto, (ii) the manufacture, processing, distribution, use, generation, treatment storage, disposal, transport, handling or recycling of Hazardous Material, (iii) zoning, facility siting, financial assurance, environmental impact assessment or review, reclamation or land use and (iv) underground or aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. “Hazardous Material” means any substance, material, pollutant, contaminant, chemical, constituent or waste, including without limitation, petroleum and petroleum products, subject to regulation under or which could give rise to liability under Environmental Law.

(x) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting any Issuer, any of their respective subsidiaries or any of their respective properties that, if determined adversely to such Issuer or any such subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers to perform their obligations under the Indenture, this Agreement, the Registration Rights Agreement or the Security Documents, or which are otherwise material in the context of the sale of the Offered Securities and Subsidiary Guarantees; and no such actions, suits or proceedings are threatened or, to any Issuer’s knowledge, contemplated.

(y) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(z) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(aa) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(bb) No Issuer is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”) ; and no Issuer is, and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, no Issuer will be an “investment company” as defined in the Investment Company Act.

(cc) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(dd) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities and the Subsidiary Guarantees contemplated by this Agreement, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(ee) The offer and sale of the Offered Securities by the Company and the offer of the Subsidiary Guarantees by the Guarantors to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S (“Regulation S”) thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(ff) None of the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Offered Securities or the Subsidiary Guarantees.

(gg) None of the Company, the Guarantors nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or the Subsidiary Guarantees or any security of the same class or series as the Offered Securities or the Subsidiary Guarantees or (ii) has offered or will offer or sell the Offered Securities or the Subsidiary Guarantees (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(hh) The Offered Securities and Subsidiary Guarantees offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(ii) The sale of the Offered Securities and Subsidiary Guarantees pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

(jj) No registration under the Securities Act of the Offered Securities or the Subsidiary Guarantees is required for the sale of the Offered Securities and the Subsidiary Guarantees to the Purchasers as contemplated by the Offering Document and this Agreement (“Exempt Resales”), assuming the accuracy of the Purchaser’s representations set forth in Section 4 hereof.

(kk) The Company maintains and will maintain disclosure controls and procedures (as defined as Rule 13a-14 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(ll) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(mm) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

(nn) There is no “substantial U.S. market interest” as defined in Rule 902(n) of Regulation S in the Company’s debt securities.

(oo) The Security Agreement dated as of the Closing Date among the Company and the Guarantors, as Assignors, the Trustee and the Collateral Agent (the “Security Agreement”) and the Mortgages (as defined in Section 6(h) below) (together the Security Agreement and the Mortgages are referred to herein as the “Second Lien Security Instruments”) once executed and delivered, will create, in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Offered Securities, a valid and enforceable, and upon filing or recording of the appropriate financing statements, mortgages and similar instruments with the appropriate governmental authorities (and the payment of the appropriate filing or recording fee and any applicable taxes) and delivery of the applicable documents to the Collateral Agent in accordance with the provisions of the Second Lien Security Instruments, perfected security interest in and lien upon all of the Collateral (except for (i) the Excluded Collateral (as defined in the Security Agreement) and (ii) Collateral in which a security interest cannot be obtained under the Uniform Commercial Code or upon which a lien cannot be obtained by the recordation of a mortgage), superior to and prior to the rights of all third persons other than the lien granted to the Collateral Agent for the benefit of the Bank Creditors (as defined in the Security Agreement) under the Security Documents and such other entities entitled to have first priority liens pursuant to the terms of the Indenture and the Security Documents.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 95.9828325% of the principal amount thereof the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Purchasers at the office of Cahill Gordon & Reindel LLP at 9:30 A.M. (New York time), on June 30, 2004, or at such other time not later than seven full business days thereafter as the Purchasers and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities or the Subsidiary Guarantees, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchaser or affiliates of the other Purchaser with the prior written consent of the Company.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantor; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom

5. Certain Agreements of the Issuers. The Company and, as applicable, each Issuer, agrees with the several Purchasers that:

(a) The Company will advise the Purchasers promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Purchasers’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify the Purchasers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Purchasers’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b) The Company will furnish to the Purchasers copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Purchasers request, and the Company will furnish to the Purchasers on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants’ reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered

Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities .

(e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(f) During the period of two years after the Closing Date, none of the Issuers will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g) The Issuers will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Security Documents including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Security Documents, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchasers designate and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers; and (viii) all costs associated with the perfection and maintenance of the security interests to be obtained under the Indenture and the Security Documents. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

(h) In connection with the offering, until the Purchasers shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(i) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Issuers will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any United States dollar-denominated debt securities issued or guaranteed by any Issuer and having a maturity of more than one year from the date of issue or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Purchasers. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(j) The Issuers will apply the net proceeds from the sale of the Offered Securities as set forth under “Use of Proceeds” in the Offering Circular.

6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuers herein, to the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP in agreed form confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:

(i) in their opinion the financial statements examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71 or No. 100, as applicable,

Interim Financial Information, on the unaudited financial statements included in the Offering Document and in the Exchange Act Reports;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with Regulation S-X of the Commission, except that the Company has not included those financial statements required to be filed pursuant to Regulation S-X, Article 3-05, “Financial Statements of Business Acquired or to be Acquired,” or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries, as compared with amounts shown on the latest balance sheet included in the Offering Document, except as disclosed in the Offering Document; or

(C) for the period from the closing date of the latest income statement included in the Offering Document to the closing date of the latest available schedule of consolidated billings read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated billings;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuers and their respective subsidiaries taken as one enterprise which, in the judgment of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Issuers by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuers (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Purchasers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuers on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Purchasers shall have received an opinion, dated the Closing Date, of Davis, Malm & D’Agostine, P.C., counsel for the Company, that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to be so qualified or to be in good standing would not individually or in the aggregate have a material adverse effect or prospective material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuers and their subsidiaries taken as a whole;

(ii) Each subsidiary of the Company which is a Guarantor has been duly incorporated or organized, as applicable, and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or organization, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to be so qualified or to be in good standing would not individually or in the aggregate have a material adverse effect or prospective material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuers and their subsidiaries taken as a whole; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except for liens permitted by the Indenture and the Security Documents;

(iii) The Indenture has been duly authorized, executed and delivered; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Offered Securities conform to the descriptions thereof contained in the Offering Document and constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(v) The Exchange Securities have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vi) The Subsidiary Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor, and has been duly executed and delivered by each such Guarantor and conforms to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this

Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vii) The Subsidiary Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor; and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(viii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors, conforms to the description thereof in the Offering Document and is a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(ix) The Security Documents have been duly authorized, executed and delivered by the Company and each of the Guarantors, and constitute valid and binding agreements of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Security Documents conform to the description thereof contained in the Offering Document;

(x) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws;

(xi) To their knowledge, except for certain registration rights held by the holders of the Company’s outstanding Series C Preferred Stock (which shall terminate upon the redemption of the Series C Preferred Stock on the Closing Date) and certain registration rights which shall be granted to such holders with respect to the warrants such holders shall receive as part of the redemption of the Series C Preferred Stock as described in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Subsidiary Guarantees registered pursuant to any Registration Statement;

(xii) No registration under the Securities Act of the Offered Securities or the Subsidiary Guarantees is required for the sale of the Offered Securities and the Subsidiary Guarantees to the Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Purchaser’s representations set forth in Section 4 hereof;

(xiii) No Issuer is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, no Issuer will be an “investment company” as defined in the Investment Company Act;

(xiv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities laws and except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective;

(xv) To their knowledge, except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Issuers, any of their respective subsidiaries or any of their respective properties that, if determined adversely to the Issuers or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers to perform their obligations under the Indenture, this Agreement, the Registration Rights Agreement or the Security Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to such counsel’s knowledge, contemplated;

(xvi) The execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement and the Security Documents and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument of which they are aware to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the

Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(xvii) Such counsel have no reason to believe that the Offering Circular or any amendment or supplement thereto, or any Exchange Act Report, as of the date hereof or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Offering Circular and the Exchange Act Reports of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular and the Exchange Act Reports;

(xviii) This Agreement has been duly authorized, executed and delivered by the Issuers; and

(xix) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

(d) The Purchasers shall have received from Cahill Gordon & Reindel LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Purchasers may require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters with reference to same in the Offering Circular.

(e) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuers in this Agreement are true and correct, that the Issuers have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuers and their subsidiaries taken as a whole except as set forth in the Offering Document or as described in such certificate.

(f) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(g) The Purchasers shall have received a copy of a certificate evidencing the insurance requirements (i) in form and substance acceptable to the Collateral Agent that (A) provides that the insurance has been issued, is in full force and effect, and conveys all the rights and privileges afforded under the insurance policies, (B) provides an unequivocal obligation to give notice within 30 days in advance to additional interest parties of termination and notification of changes to the policy that would affect any such interest and (C) names the Collateral Agent as loss payee and additional insured and (ii) that otherwise complies with the requirements with respect thereto set forth in any mortgage required pursuant hereto to be delivered to the Purchasers.

(h) The Purchasers shall have received the Second Lien Security Instruments (including, without limitation, a Mortgage (as defined below) from each applicable Mortgagor (as defined in the Mortgages and as shown on Annex A attached hereto), in form and substance acceptable to the Purchasers (each a “Mortgage”) encumbering each real property set forth on Annex A attached hereto (each a “Mortgaged Property”) in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Offered Securities) executed by the Issuers and such Second Lien Security Instruments shall be in form and substance satisfactory to the Purchasers and shall be in full force and effect at all times from and after the Closing Date.

(i) The Collateral Agent shall have received proper forms of UCC financing statements (the “Financing Statements”) under Article 9 of the Uniform Commercial Code in each applicable jurisdiction (the “UCC”) to be filed as soon as reasonably practicable in the jurisdiction of incorporation of each of the Issuers, desirable to perfect the security interests purported to be created by the Security Agreement in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Offered Securities.

(j) The Purchasers shall have received a completed Perfection Certificate (as defined in the credit agreement dated the Closing Date among the Company, the Guarantors, Credit Suisse First Boston, acting through its Cayman Islands Branch, Fleet Capital Corporation and Goldman Sachs Credit Partners, L.P. (the “Credit Agreement”)) dated the Closing Date and signed by an executive officer or chief financial officer of the Company, together with all attachments contemplated thereby.

(k) Each of the Issuers shall obtain, on the Closing Date, certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all judgment liens, tax liens or effective financing statements that name any of the Issuers, as debtor and that are filed in the filling offices in each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall receive termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed (to the extent necessary) for filing).

(l) The Purchasers shall have received fully executed counterparts of Mortgages which Mortgages shall cover the Mortgaged Property owned or leased by any of the Issuers as are designated on Annex A hereto, together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the lien of such Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Purchasers, desirable to effectively create a valid and enforceable mortgage lien on each Mortgaged Property in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Offered Securities, securing the Obligations (as defined in the Indenture) under the Indenture and the other Senior Second Lien Notes Documents (as defined in the Security Agreement) (provided that in jurisdictions that impose mortgage recording taxes, such Mortgages shall not secure indebtedness in an amount exceeding 100% of the fair market value of such real property, as reasonably determined, in good faith, by the Issuers and reasonably acceptable to the Purchasers), subject to (i) those liens created by the Issuer for the benefit of the Bank Creditors (as defined in the Security Agreement), (ii) those liens, encumbrances, hypothecs and other matters affecting title to such Mortgaged Property and found reasonably acceptable by the Purchasers, (iii) as to any particular real property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor or grantor thereof, or the liens or hypothec held by the Collateral Agent, (iv) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (v) general real estate taxes and assessments not yet delinquent, and (vi) such other similar items as the Purchasers may consent to (such consent not to be unreasonably withheld) (the liens described in clauses (i) through (v) of this sentence, collectively, the “Permitted Encumbrances”).

(m) The Purchasers shall have received, with respect to each Mortgage intended to encumber a Mortgaged Property, a policy or policies of title insurance (or commitments to issue such a policy or policies) insuring (or committing to insure) the lien of such Mortgage as a valid and enforceable mortgage lien on the Mortgaged Property or Properties described therein, in an aggregate amount of $187,500,000 allocated among such Mortgaged Properties in the manner set forth in Annex B hereto, (such policies collectively, the “Mortgage Policies”) issued by such title insurers, which reasonably assures the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Purchasers and shall include, as appropriate, to the extent available at commercially reasonably rates, a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent)

as shall be reasonably requested by the Collateral Agent, including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey for each Surveyed Property (as defined below), variable rate, environmental lien, subdivision, separate tax lot revolving credit, so-called comprehensive coverage over covenants and restrictions and for any and all other matters that the Collateral Agent may request, shall not include an exception for mechanics’ liens or creditors’ rights, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Purchasers may reasonably request.

(n) Except as provided in Section 14, the Purchasers shall have received surveys, in form and substance reasonably satisfactory to the Purchasers, of each Mortgaged Property designated as a “Surveyed Property” on Annex C hereto, certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent.

(o) The Purchasers shall have received duly authorized, fully executed, acknowledged and delivered subordination, nondisturbance and attornment agreements, assignment of leases, landlord consents, tenant estoppel certificates and such other documents relating to the Mortgages, but only to the extent delivered contemporaneously to the Collateral Agent pursuant to the Credit Agreement.

(p) The Purchasers shall have received proper fixture filings under the UCC on Form UCC-1 or the equivalent fully executed for filing under the UCC in the appropriate jurisdiction in which the Mortgaged Properties are located, desirable to perfect the security interests purported to be created by the Mortgage in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Offered Securities.

(q) The Purchasers shall have received the opinions dated as of the Closing Date, addressed to the Purchasers, of (1) Davis, Malm & D’Agostine, P.C., special counsel to the Issuers or other special counsel or in-house counsel, as to the due authorization, execution and delivery of the Security Agreement by the Issuers and due perfection of liens created under the Security Agreement, and (2) local counsel in each jurisdiction where Mortgaged Property is located or where any Issuer is organized, each in form and substance reasonably satisfactory to the Purchasers.

(r) The Purchasers shall have received, with respect to each Mortgaged Property, if the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), flood insurance, in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Offered Securities, to the extent (including with respect to amounts) required in order to comply with applicable law.

Documents described as being “in the agreed form” are documents which are in the forms which have been initialed for the purpose of identification by Cahill Gordon & Reindel LLP,

copies of which are held by the Company and the Purchasers, with such changes as the Purchasers may approve.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Purchasers may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

7. Indemnification and Contribution. (a) The Issuers will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon any Issuer’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Purchaser will severally and not jointly indemnify and hold harmless each Issuer, its directors and officers and each person, if any, who controls such Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: under the caption “Plan of Distribution” the third, ninth and tenth paragraphs; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon any Issuer’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Purchasers from the Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Purchasers and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Issuers under this Section shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Issuer within the meaning of the Securities Act or the Exchange Act.

8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Purchasers may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Purchasers and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, any Issuer or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities . If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuers and the Purchasers pursuant to Section 7 shall remain in effect.

If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, and Goldman, Sachs & Co., 85 Broad Street, New York, N.Y. 10004, Attention: Prospectus Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Clean Harbors, Inc. 1501 Washington St., P.O. Box 859 048, Braintree, MA 02185, Attention: Mark Burgess; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Issuers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. Post Closing Matters Relating to Collateral. The Issuers shall obtain and deliver to Collateral Agent, within sixty business days after the Closing Date, unless waived or extended by Collateral Agent in its sole discretion (x) a survey for the Surveyed Properties located at 660 Lenfest Road, San Jose, Ca; Highway 169 North Industrial Park, Coffeyville, KS; Hwy 1112 (2029 Bayou Plaquemine Road), Rayne, LA; 32655 Gracie Lane, Plaquemine, LA; Route 322 & I-295 (PO Box 337), Bridgeport, NJ; 1200 Marietta Way, Sparks, NV; 2900 Rockefeller Ave., Cleveland, OH, 1672 E. Highland Road, Twinsburg, OH; 5324 W. 46th Street South, Tulsa, OK; and 4105 Whittaker Ave., Philadelphia, PA and (y) such affidavits or other documents requested by the title company, each in form and substance suitable to the title company to induce it to remove the standard survey exceptions from the Mortgage Policies and issue survey related endorsements.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuers and the several Purchasers in accordance with its terms.

Very truly yours,

CLEAN HARBORS, INC.

By:	/S/ STEPHEN MOYNIHAN
Name: STEPHEN MOYNIHAN
Title: SENIOR VICE PRESIDENT

ALTAIR DISPOSAL SERVICES, LLC

BATON ROUGE DISPOSAL, LLC

BRIDGEPORT DISPOSAL, LLC

CH INTERNATIONAL HOLDINGS, INC.

CLEAN HARBORS ANDOVER, LLC

CLEAN HARBORS ANTIOCH, LLC

CLEAN HARBORS ARAGONITE, LLC

CLEAN HARBORS ARIZONA, LLC

CLEAN HARBORS BATON ROUGE, LLC

CLEAN HARBORS BDT, LLC

CLEAN HARBORS BUTTONWILLOW, LLC

CLEAN HARBORS CHATTANOOGA, LLC

CLEAN HARBORS COFFEYVILLE, LLC

CLEAN HARBORS COLFAX, LLC

CLEAN HARBORS DEER PARK, L.P.

CLEAN HARBORS DEER TRAIL, LLC

CLEAN HARBORS DISPOSAL SERVICES, INC.

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.

CLEAN HARBORS FINANCIAL SERVICES COMPANY

CLEAN HARBORS FLORIDA, LLC

CLEAN HARBORS GRASSY MOUNTAIN, LLC

CLEAN HARBORS KANSAS, LLC

CLEAN HARBORS KINGSTON FACILITY CORPORATION

CLEAN HARBORS LAPORTE, L.P.

CLEAN HARBORS LAUREL, LLC

CLEAN HARBORS LONE MOUNTAIN, LLC

CLEAN HARBORS LONE STAR CORP.

CLEAN HARBORS LOS ANGELES, LLC

CLEAN HARBORS (MEXICO), INC.

CLEAN HARBORS OF BALTIMORE, INC.

CLEAN HARBORS OF BRAINTREE, INC.

CLEAN HARBORS OF CONNECTICUT, INC.

CLEAN HARBORS OF NATICK, INC.

CLEAN HARBORS OF TEXAS, LLC

CLEAN HARBORS PECATONICA, LLC

CLEAN HARBORS PLAQUEMINE, LLC

CLEAN HARBORS PPM, LLC

CLEAN HARBORS REIDSVILLE, LLC

CLEAN HARBORS SAN JOSE, LLC

CLEAN HARBORS SERVICES, INC.

CLEAN HARBORS TENNESSEE, LLC

CLEAN HARBORS WESTMORLAND, LLC

CLEAN HARBORS WHITE CASTLE, LLC

CROWLEY DISPOSAL, LLC

DISPOSAL PROPERTIES, LLC

GSX DISPOSAL, LLC

HARBOR INDUSTRIAL SERVICES TEXAS, L.P.

HARBOR MANAGEMENT CONSULTANTS, INC.

HILLIARD DISPOSAL, LLC

MURPHY’S WASTE OIL SERVICE, INC.

NORTHEAST CASUALTY REAL PROPERTY, LLC

ROEBUCK DISPOSAL, LLC

SAWYER DISPOSAL SERVICES, LLC

SERVICE CHEMICAL, LLC

SPRING GROVE RESOURCE RECOVERY, INC.

TULSA DISPOSAL, LLC

By:	/S/ STEPHEN MOYNIHAN
Name:STEPHEN MOYNIHAN
Title: SENIOR VICE PRESIDENT

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

By:	/S/ DOUGLAS A. CRUIKSHANK
Name: DOUGLAS A. CRUIKSHANK
Title: MANAGING DIRECTOR

/S/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

SCHEDULE A

Manager	Principal Amount of Offered Securities
Credit Suisse First Boston LLC	$105,000,000
Goldman, Sachs & Co.	45,000,000

Total	$150,000,000

SCHEDULE B

Subsidiaries of the Company

Name	Jurisdiction
510127 N.B. Inc.	New Brunswick
Altair Disposal Services, LLC	Delaware
Baton Rouge Disposal, LLC	Delaware
Bridgeport Disposal, LLC	Delaware
CH Canada GP, Inc.	Canada
CH Canada Holdings Corp.	Nova Scotia
CH International Holdings, Inc.	Delaware
Clean Harbors Andover, LLC	Delaware
Clean Harbors Antioch, LLC	Delaware
Clean Harbors Aragonite, LLC	Delaware
Clean Harbors Arizona, LLC	Delaware
Clean Harbors Baton Rouge, LLC	Delaware
Clean Harbors BDT, LLC	Delaware
Clean Harbors Buttonwillow, LLC	Delaware
Clean Harbors Canada, Inc.	New Brunswick
Clean Harbors Canada LP	Ontario
Clean Harbors Chattanooga, LLC	Delaware
Clean Harbors Coffeyville, LLC	Delaware
Clean Harbors Colfax, LLC	Delaware
Clean Harbors Deer Park, L.P.	Delaware
Clean Harbors Deer Trail, LLC	Delaware
Clean Harbors Disposal Services, Inc.	Delaware
Clean Harbors Environmental Services, Inc.	Massachusetts
Clean Harbors Financial Services Company	Massachusetts
Clean Harbors Florida, LLC	Delaware
Clean Harbors Grassy Mountain, LLC	Delaware
Clean Harbors Kansas, LLC	Delaware
Clean Harbors Kingston Facility Corporation	Massachusetts
Clean Harbors LaPorte, L.P.	Delaware
Clean Harbors Laurel, LLC	Delaware
Clean Harbors Lone Mountain, LLC	Delaware
Clean Harbors Lone Star Corp. (CHLSC)	Delaware
Clean Harbors Los Angeles, LLC	Delaware
Clean Harbors Mercier Inc./Services Environnementaux Clean Harbors Mercier, Inc.	Quebec
Clean Harbors (Mexico), Inc.	Delaware
Clean Harbors of Baltimore, Inc.	Pennsylvania
Clean Harbors of Braintree, Inc.	Massachusetts
Clean Harbors of Connecticut, Inc.,	Connecticut
Clean Harbors of Natick, Inc.	Massachusetts
Clean Harbors of Texas, LLC	Delaware

Clean Harbors Pecatonica, LLC	Delaware
Clean Harbors Plaquemine, LLC	Delaware
Clean Harbors PPM, LLC	Delaware
Clean Harbors Quebec, Inc./Services environnementaux Clean Harbors Quebec, Inc.	Quebec
Clean Harbors Reidsville, LLC	Delaware
Clean Harbors San Jose, LLC	Delaware
Clean Harbors Services, Inc.	Massachusetts
Clean Harbors Tennessee, LLC	Delaware
Clean Harbors Westmorland, LLC	Delaware
Clean Harbors White Castle, LLC	Delaware
Crowley Disposal, LLC	Delaware
Disposal Properties, LLC	Delaware
GSX Disposal, LLC	Delaware
Harbor Industrial Services Texas, L.P.	Delaware
Harbor Management Consultants, Inc.	Massachusetts
Hilliard Disposal, LLC	Delaware
Laidlaw Environmental Services de Mexico S.A. de C.V.	Chihuahua, Mexico
Murphy’s Waste Oil Service, Inc.	Massachusetts
Northeast Casualty Real Property, LLC	Delaware
Northeast Casualty Risk Retention Group, Inc.	Vermont
Roebuck Disposal, LLC	Delaware
Sawyer Disposal Services, LLC	Delaware
Service Chemical, LLC	Delaware
SK D’Incineration Inc. (inactive)	Quebec
Spring Grove Resource Recovery, Inc.	Delaware
Tulsa Disposal, LLC	Delaware

ANNEX A

Real Property

Property	City/Town	State
5756 Alba Street	Los Angeles	CA
1021 Berressa Road	San Jose	CA
660 Lenfest Road	San Jose	CA
51 Broderick Road	Bristol	CT
Highway 169 North Industrial Park	Coffeyville	KS
2549 N. New York Street	Wichita	KS
Hwy 1112(2029 Bayou Plaquemine Road)	Rayne	LA
32655 Gracie Lane	Plaquemine	LA
1 Hill Avenue	Braintree	MA
30 Joseph Street	Kingston	MA
607/609 Pleasant Street	Weymouth	MA
1910 Russell Street	Baltimore	MD
3527 Whiskey Bottom Road	Laurel	MD
17 Main Street	S. Portland	ME
208 Watlington Industrial Drive	Reidsville	NC
HC 54, Box 2B, 2247 S. Hwy 71	Kimball	NE
Route 322 & I-295 (PO Box 337)	Bridgeport	NJ
1200 Marietta Way	Sparks	NV
4879 Spring Grove Avenue	Cincinnati	OH
2900 Rockefeller Avenue	Cleveland	OH
1672 E. Highland Road	Twinsburg	OH
5324 W. 46th Street South	Tulsa	OK
4105 Whittaker Avenue	Philadelphia	PA
2815 Old Greenbrier Pike	Greenbrier	TN
2027 Battleground Road	Deer Park	TX
500 Battleground Road	LaPorte	TX
11600 N. Aptus Road, Exit 56	Aragonite	UT
3.5 Miles S. of Mile Post 49 on I-80	Clive	UT

ANNEX B

Mortgage Policies

Property	City/Town	State	Title Insurance Values
5756 Alba Street	Los Angeles	CA	$2,997,150
1021 Berressa Road	San Jose	CA	$2,122,981
660 Lenfest Road	San Jose	CA	$1,138,071
51 Broderick Road	Bristol	CT	$2,547,578
Highway 169 North Industrial Park	Coffeyville	KS	$2,497,625
2549 N. New York Street	Wichita	KS	$3,153,172
Hwy 1112 (2029 Bayou Plaquemine Road)	Rayne	LA	$919,491
32655 Gracie Lane	Plaquemine	LA	$1,440,906
1 Hill Avenue	Braintree	MA	$5,838,309
30 Joseph Street	Kingston	MA	$666,012
607/609 Pleasant Street	Weymouth	MA	$1,273,173
1910 Russell Street	Baltimore	MD	$5,295,613
3527 Whiskey Bottom Road	Laurel	MD	$1,465,001
17 Main Street	S. Portland	ME	$1,586,571
208 Watlington Industrial Drive	Reidsville	NC	$3,455,195
HC 54, Box 2B, 2247 S. Hwy 71	Kimball	NE	$27,473,876
Route 322 & I-295 (PO Box 337)	Bridgeport	NJ	$7,378,983
1200 Marietta Way	Sparks	NV	$530,139
4879 Spring Grove Avenue	Cincinnati	OH	$5,297,246
2900 Rockefeller Avenue	Cleveland	OH	$3,403,721
1672 E. Highland Road	Twinsburg	OH	$868,489
5324 W. 46th Street South	Tulsa	OK	$1,038,902
4105 Whittaker Avenue	Philadelphia	PA	$649,632
2815 Old Greenbrier Pike	Greenbrier	TN	$706,601
2027 Battleground Road	Deer Park	TX	$55,063,167
500 Battleground Road	LaPorte	TX	$1,380,728
11600 N. Aptus Road, Exit 56	Aragonite	UT	$41,292,390
3.5 Miles S. of Mile Post 49 on I-80	Clive	UT	$6,019,277

ANNEX C

Surveyed Property

Property	City/Town	State
5756 Alba Street	Los Angeles	CA
1021 Berressa Road	San Jose	CA
660 Lenfest Road	San Jose	CA
51 Broderick Road	Bristol	CT
Highway 169 North Industrial Park	Coffeyville	KS
2549 N. New York Street	Wichita	KS
Hwy 1112(2029 Bayou Plaquemine Road)	Rayne	LA
32655 Gracie Lane	Plaquemine	LA
1 Hill Avenue	Braintree	MA
30 Joseph Street	Kingston	MA
607/609 Pleasant Street	Weymouth	MA
1910 Russell Street	Baltimore	MD
3527 Whiskey Bottom Road	Laurel	MD
17 Main Street	S. Portland	ME
208 Watlington Industrial Drive	Reidsville	NC
HC 54, Box 2B, 2247 S. Hwy 71	Kimball	NE
Route 322 & I-295 (PO Box 337)	Bridgeport	NJ
1200 Marietta Way	Sparks	NV
4879 Spring Grove Avenue	Cincinnati	OH
2900 Rockefeller Avenue	Cleveland	OH
1672 E. Highland Road	Twinsburg	OH
5324 W. 46th Street South	Tulsa	OK
4105 Whittaker Avenue	Philadelphia	PA
2815 Old Greenbrier Pike	Greenbrier	TN
2027 Battleground Road	Deer Park	TX
500 Battleground Road	LaPorte	TX
11600 N. Aptus Road, Exit 56	Aragonite	UT
3.5 Miles S. of Mile Post 49 on I-80	Clive	UT